UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2006

ANGIODYNAMICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50761 (Commission File Number)	11-3146460 (IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York (Address of Principal Executive Offices)	12804 (Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On October 9, 2006, the Company announced the appointment of Robert D. Mitchell to the newly created position of Executive Vice President and Chief Operating Officer, effective by December 1, 2006. A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1

Since March 2005, Mr. Mitchell, age 44, has been the president, chief executive officer and a director of Millimed Holdings, Inc, a privately held Danish company engaged in developing next generation drug eluting products for use in treating vascular disease. From July 2004 to March 2005, Mr. Mitchell was employed as Vice President of Worldwide Sales and a member of the executive management committee of Align Technology, Inc., a California-based Nasdaq listed medical device company engaged in the design, manufacture and marketing of an invisible orthodontic product. From 1987 to 2004, Mr. Mitchell was employed in various positions at Cook Incorporated, a large privately held medical device manufacturer and member of the Cook Group Incorporated family of companies located in Indiana.

There is no arrangement or understanding between Mr. Mitchell and any other person pursuant to which Mr. Mitchell was appointed Executive Vice President and Chief Operating Officer, nor any family relationship between Mr. Mitchell and any executive officer or director of the Company. There are no transactions in which Mr. Mitchell has direct or indirect interest requiring disclosure under Item 4.04(a) of Regulation S-K.

              Mr. Mitchell will receive an annual base salary of $270,000. He will participate in the Company’s Management Profitability Bonus Program for fiscal 2007, under which he will be eligible for a target bonus of 35% of his annual base salary. In addition, Mr. Mitchell will receive a cash signing bonus of $50,000. On the date Mr. Mitchell joins the Company he will receive grants of the following awards under the Company’s 2004 Stock and Incentive Award Plan (the “2004 Plan”): (i) non-qualified stock options for 40,800 shares of the Company’s common stock, which will have an exercise price equal to the closing price of the common stock, as reported by The Nasdaq Stock Market, on the date of grant, and which will vest in four equal annual installments of 25% commencing one year after the date of grant; (ii) 4,000 restricted stock units, which will vest on May 30, 2009, provided Mr. Mitchell is employed with the Company on such date; and (iii) 4,000 performance shares, one-third of which may be earned in each of three consecutive fiscal years, commencing with fiscal 2007. Each year, one-half of the shares available to be earned that year will be earned upon achievement by the Company of specified earnings per share (“EPS”) goals and the other half of the shares will earned upon the Company’s achievement of specified revenue goals. Shares not earned in a fiscal year may be earned in the following fiscal year if the EPS or revenue goals in such following year are exceeded by an amount at least equal to the shortfall for the applicable goal for the preceding year.

Item 9.01.	Financial Statements and Exhibits.

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(d) Exhibits.

Exhibit	Description

99.1	Press release dated October 9, 2006.

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SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2006	ANGIODYNAMICS, INC. (Registrant) By:/s/ Joseph G. Gerardi Joseph G. Gerardi Vice President, Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated October 9, 2006.